                                                                     Exhibit 4.4

                               ALEC HOLDINGS, INC.

                                 $46,928,436.63

                       Senior Discount Debentures due 2011
                                  and Warrants

                               PURCHASE AGREEMENT

                                                                    May 11, 1999

DLJ Investment Partners, L.P.
DLJ Investment Funding, Inc.
DLJ ESC II, L.P.
c/o DLJ Investment Partners, Inc.
277 Park Avenue
New York, New York 10172

Ladies and Gentlemen:

            ALEC Holdings, Inc., a Delaware corporation ("Holdings"), proposes to issue and sell $46,928,436.63 aggregate principal amount of its Senior Discount Debentures due 2011 (the "Debentures") and warrants (the "Warrants," and together with the Debentures, the "Securities") to purchase at an exercise price of $0.01, shares of common stock (the "Warrant Shares"), par value $0.01 per share of Holdings (the "Holdings Common Stock") representing an aggregate of three and four tenths of one percent (3.40%) of the fully diluted Holdings Common Stock as of the date hereof (after giving effect to the exercise of stock purchase rights granted to (a) certain members of Alaska Communications Systems Holdings, Inc.'s (formerly known as ALEC Acquisition Corporation) (the "Company") management and (b) to Chamer Corporation under the Agreement dated April 8, 1999, by and among Chamer Corporation, Fox Paine & Company, LLC and Holdings, as amended (the "Chamer Agreement") and the exercise of any warrants issued in connection with the Company's Senior Subordinated Notes (as defined)), such Warrants to be in the form contained in the Warrant Agreement (the "Warrant Agreement") attached hereto as Exhibit A and such Common Stock having the rights, restrictions, privileges and preferences set forth in the Certificate of Incorporation of Holdings in the form of Exhibit B attached hereto (the "Certificate of Incorporation"). The Warrants will have the benefit of the registration rights set forth in the Stockholders' Agreement, to be dated as of May 14, 1999 by and among Holdings and the other signatories thereto (the "Stockholders' Agreement") attached hereto as Exhibit C. The Debentures will be issued pursuant to an Indenture to be dated as of May 14, 1999 (the "Indenture"), between

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Holdings and The Bank of New York, as trustee (the "Trustee"). Holdings hereby confirms its agreement with the parties named on the signature pages hereto (the "Initial Purchasers") concerning the purchase of the Securities from Holdings by the Initial Purchasers.

            The Securities will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon an exemption therefrom.

            Holders of the Debentures (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of an Exchange and Registration Rights Agreement, substantially in the form attached hereto as Exhibit D (the "Registration Rights Agreement"), pursuant to which Holdings will agree to file with the Securities and Exchange Commission (the "Commission") (i) a registration statement under the Securities Act (the "Exchange Offer Registration Statement") registering an issue of senior discount debentures (the "Exchange Debentures") which are identical in all material respects to the Debentures (except that the Exchange Debentures will not contain terms with respect to transfer restrictions) and (ii) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement").

            The Securities are being offered in conjunction with the Company's acquisition of (a) all the capital stock of each of the entities comprising PTI for $408,500,000 (subject to certain adjustments) pursuant to a Purchase Agreement (the "PTI Purchase Agreement") dated as of August 14, 1998, as amended, among ALEC Acquisition Sub Corp., a Delaware Corporation ("ALEC Sub") (as assignee of the Company), CenturyTel of the Northwest, Inc. (formerly known as Pacific Telecom, Inc.) and CenturyTel Wireless, Inc. (formerly known as Century Cellunet, Inc.) and (b) certain of the assets and liabilities of the Anchorage Telephone Utility, all the capital stock of each of the entities comprising ATU and certain minority interests in Alaska Network Systems, Inc., Alaskan Choice Television, L.L.C. and Internet Alaska, Inc. for $295,000,000 (subject to certain adjustments) pursuant to an Asset Purchase Agreement (the "ATU Purchase Agreement") dated as of October 20, 1998, between Alaska Communications Systems, Inc., a wholly-owned subsidiary of the Company ("ACS") and the Municipality of Anchorage. In connection with these transactions the Company will (i) offer $150,000,000 senior subordinated notes due 2009 (the "Senior Subordinated Notes") under an indenture (the "Senior Subordinated Indenture") entitled to the benefits of certain registration rights pursuant to a registration rights agreement (the Senior Subordinated Registration Rights Agreement") and (ii) enter into a Credit Agreement (as defined). The initial purchasers for the Senior Subordinated Notes are referred to herein collectively as the "Senior Subordinated Notes Purchasers." The Company has prepared a preliminary offering memorandum dated April 23, 1999 (the "Preliminary Offering Memorandum") and will prepare an offering memorandum dated the date hereof (the "Offering Memorandum") setting forth information concerning the Company and the Senior Subordinated Notes. Any references herein to the

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Preliminary Offering Memorandum and the Offering Memorandum shall be deemed to include all amendments and supplements thereto, unless otherwise noted. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Offering Memorandum.

            The term "Designated Subsidiaries" as used herein refers to the following: (i) the Company, (ii) each of Telephone Utilities of Alaska, Inc., Telephone Utilities of the Northland, Inc., PTI Communications of Alaska, Inc., Pacific Telecom Cellular of Alaska PCS, Inc. and Pacific Telecom Cellular of Alaska, Inc. (collectively, "PTI"), (iii) each of ATU Communications, Inc., MACtel, Inc., ATU Long Distance, Inc., Peninsula Cellular Services, Inc. and Prudhoe Communications, Inc. (collectively, "ATU") and (iv) each of ACS, ALEC Sub, PTINet, Inc., MACtel License Sub, Inc. and MACtel Fairbanks License Sub, Inc. (with the Company, collectively, the "Acquiring Subsidiaries").

            1. Representations, Warranties and Agreements of Holdings. Holdings represents and warrants to, and agrees with, the Initial Purchasers on and as of the date hereof that:

            (a) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, did not, and on the Closing Date the Offering Memorandum will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that Holdings makes no representation or warranty as to information contained in or omitted from the Preliminary Offering Memorandum or the Offering Memorandum in reliance upon and in conformity with written information relating to the Senior Subordinated Notes Purchasers furnished to Holdings or the Company by or on behalf of any Senior Subordinated Notes Initial Purchaser specifically for use therein (the "Senior Subordinated Notes Purchasers' Information").

            (b) Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 2 and their compliance with the agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, initial resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

            (c) Holdings and the Designated Subsidiaries have been duly incorporated and are validly existing as corporations in good standing under the laws of their

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      respective jurisdictions of incorporation, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to so qualify or have such power or authority could not, singularly or in the aggregate, be reasonably expected to have a material adverse effect on the condition (financial or otherwise), results of operations or business of Holdings and the Designated Subsidiaries taken as a whole (a "Material Adverse Effect").

            (d) As of the Closing Date, the Company will have an authorized capitalization as set forth in the Offering Memorandum under the heading "Capitalization" and Holdings will have an authorized capitalization set forth in Exhibit F hereto; all of the outstanding shares of capital stock of Holdings have been duly and validly authorized and issued and are fully paid and non-assessable; and the capital stock of Holdings conforms in all material respects to the description thereof contained in the Certificate of Incorporation. All of the outstanding shares of capital stock of each of the Designated Subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable; all of the shares of capital stock of the Company are owned by Holdings, and Holdings engages in no business other than holding the outstanding shares of capital stock of the Company; as of the Closing Date, all of the shares of capital stock of each of the Designated Subsidiaries (other than the Company) will be owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction upon voting or transfer (except for regulatory restrictions created under the Communications Act of 1934, as amended by the Telecommunications Act of 1996, as amended (the "Communications Act"), and the rules and regulations of the Federal Communications Commission ("FCC") and the Alaska Public Utilities Commission) or any other claim of any third party, except as created pursuant to the Credit Agreement (the "Credit Agreement") to be entered into among Holdings, the Company, the lenders named therein, The Chase Manhattan Bank, as Administrative Agent and Collateral Agent, Credit Suisse First Boston Corporation, as Documentation Agent, and Canadian Imperial Bank of Commerce, as Syndication Agent. As of the Closing Date, Holdings will have no subsidiaries other than those entities listed on Exhibit E hereto.

            (e) Holdings and the Designated Subsidiaries have full right, power and authority to execute and deliver this Agreement (in the case of Holdings only), the Indenture (in the case of Holdings only), the Registration Rights Agreement (in the case of Holdings only), the Warrant Agreement (in the case of Holdings only), the Debentures (in the case of Holdings only), the Warrants (in the case of Holdings

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      only) the Warrant Shares (in the case of Holdings only), the PTI Purchase
      Agreement, the ATU Purchase Agreement, the Senior Subordinated Indenture, the Senior Subordinated Notes, the Senior Subordinated Registration Rights Agreement and the Credit Agreement and related agreements (collectively, the "Transaction Documents") and to perform their respective obligations hereunder and thereunder; and all corporate action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby have been duly and validly taken.

            (f) This Agreement has been duly authorized, executed and delivered by Holdings and constitutes a valid and legally binding agreement of Holdings.

            (g) The Indenture has been duly authorized by Holdings and, when duly executed and delivered in accordance with its terms by Holdings, will constitute a valid and legally binding agreement of Holdings enforceable against Holdings in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law). On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

            (h) The Debentures have been duly authorized by Holdings and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will have been duly and validly issued and outstanding and will constitute valid and legally binding obligations of Holdings as issuer, entitled to the benefits of the Indenture and enforceable against Holdings, as issuer, in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

            (i) The Warrant Agreement has been duly authorized by Holdings and, when duly executed and delivered in accordance with its terms by Holdings, will constitute a valid and legally binding agreement of Holdings, enforceable against Holdings in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

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            (j) The Warrants have been duly and validly authorized by Holdings and, when executed by Holdings in accordance with the provisions of the Warrant Agreement, and delivered to and paid for by the Initial Purchasers, will be entitled to the benefits of the Warrant Agreement and will constitute valid and binding obligations of Holdings enforceable in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general equitable principles whether considered in a proceeding in equity or at law.

            (k) When issued and paid for in accordance with the terms and conditions contained in the Warrant Agreement upon exercise of the Warrants, the Warrant Shares will be duly authorized, validly issued, fully paid and non-assessable and will not be subject to any preemptive or similar rights. The Warrant Shares have been duly reserved for issuance in accordance with the terms of the Warrants and the Warrant Agreement.

            (l) The Stockholders' Agreement has been duly authorized, executed and delivered by Holdings and, when duly executed and delivered in accordance with its terms by Holdings, will constitute a valid and legally binding agreement of Holdings, enforceable against Holdings in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

            (m) The Registration Rights Agreement has been duly authorized by Holdings and, when duly executed and delivered in accordance with its terms by Holdings, will constitute a valid and legally binding agreement of Holdings enforceable against Holdings in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law) and except to the extent that the indemnification or contribution provisions contained therein may be unenforceable.

            (n) The PTI Purchase Agreement and the ATU Purchase Agreement have been duly authorized, executed and delivered by the Company and each of the other Designated Subsidiaries party thereto and each such agreement constitutes a valid and legally binding agreement of Company and each of the other Designated Subsidiaries party thereto, enforceable against the Company and each of the Designated Subsidiaries party thereto in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium

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      and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law). The Credit Agreement and related agreements have been duly authorized by Holdings and each of the Designated Subsidiaries party thereto, and when duly executed and delivered in accordance with its terms by each of the parties thereto, each such agreement will constitute a valid and legally binding agreement of Holdings and each of the Designated Subsidiaries party thereto, enforceable against Holdings and each of the Designated Subsidiaries party thereto in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

            (o) Each Transaction Document conforms in all material respects to the description thereof contained in the Offering Memorandum.

            (p) The execution, delivery and performance by Holdings and each of the Designated Subsidiaries of each of the Transaction Documents to which each is a party, the issuance, authentication, sale and delivery of the Securities and the Warrant Shares upon exercise of the Warrants and compliance by Holdings and each of the Designated Subsidiaries with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or, except as created pursuant to the Credit Agreement, result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Holdings or any of the Designated Subsidiaries pursuant to any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which Holdings or any of the Designated Subsidiaries is a party or by which Holdings or any of the Designated Subsidiaries is bound or to which any of the property or assets of Holdings or any of the Designated Subsidiaries is subject, nor will such actions result in any violation of the provisions of the charter or by-laws of Holdings or any of the Designated Subsidiaries or any statute or any judgment, order, decree, rule or regulation of any court or arbitrator or governmental agency or body having jurisdiction over Holdings or any of the Designated Subsidiaries or any of their properties or assets; and no consent, approval, authorization or order of, or filing or registration with, any such court or arbitrator or governmental agency or body under any such statute, judgment, order, decree, rule or regulation is required for the execution, delivery and performance by Holdings and each of the Designated Subsidiaries of each of the Transaction Documents to which each is a party, the issuance, authentication, sale and delivery of the Securities and the Warrant Shares upon exercise of the Warrants and compliance by Holdings and each of the Designated

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      Subsidiaries with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, filings, registrations or qualifications (i) which shall have been obtained or made prior to the Closing Date, (ii) as may be required to be obtained or made under the Securities Act and applicable state securities laws as provided in the Registration Rights Agreement and (iii) the failure of which to obtain would not materially restrain, prevent or impose material burdensome conditions on any of the transactions contemplated by any of the Transaction Documents.

            (q) Deloitte & Touche LLP are independent certified public accountants with respect to the Company and the other Designated Subsidiaries within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants (the "AICPA") and the interpretations and rulings thereunder. The historical financial statements (including the related notes) contained in the Offering Memorandum comply in all material respects with the requirements applicable to a registration statement on Form S-1 under the Securities Act (except that certain supporting schedules are omitted); such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby and fairly present the financial position of the entities purported to be covered thereby at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated; and the financial information contained in the Offering Memorandum under the headings "Summary--Summary Pro Forma Combined Financial and Operating Data", "Summary--Summary Combined Historical and Financial Data--PTI Alaska", "Summary--Summary Historical Consolidated Financial Data--ATU", "Pro Forma Combined Financial and Operating Data", "Selected Historical Combined Financial Data--PTI Alaska", "Selected Historical Consolidated Financial Data--ATU" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" are derived from the accounting records of the Company, PTI and ATU and fairly present the information purported to be shown thereby. The pro forma financial information contained in the Offering Memorandum has been prepared on a basis consistent with the historical financial statements contained in the Offering Memorandum (except for the pro forma adjustments specified therein), includes all material adjustments to the historical financial information required by Rule 11-02 of Regulation S-X under the Securities Act and the Securities Exchange Act of 1934 (the "Exchange Act") to reflect the transactions described in the Offering Memorandum, gives effect to assumptions made on a reasonable basis and fairly presents the historical and proposed transactions contemplated by the Offering Memorandum and the Transaction Documents; provided that no representation is made with respect to the compliance of the calculation of "Adjusted EBITDA" with the requirements of

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                                      -9-


      Rule 11-02 of Regulation S-X under the Exchange Act. The other historical financial and statistical information and data included in the Offering Memorandum are, in all material respects, fairly presented in accordance with generally accepted accounting principles.

            (r) There are no legal or governmental proceedings pending to which Holdings or any of the Designated Subsidiaries is a party or of which any property or assets of Holdings or any of the Designated Subsidiaries is the subject which, (i) except as disclosed in the Offering Memorandum, singularly or in the aggregate, if determined adversely to Holdings or any of the Designated Subsidiaries, could reasonably be expected to have a Material Adverse Effect or (ii) question the validity or enforceability of any of the Transaction Documents or any action taken or to be taken pursuant thereto; and to the best knowledge of Holdings and the Designated Subsidiaries, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

            (s) No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the issuance of the Securities or the issuance of the Warrant Shares upon exercise of the Warrants or suspends the sale of the Securities or the issuance of the Warrant Shares upon exercise of the Warrants in any jurisdiction; no injunction, restraining order or order of any nature by any federal or state court of competent jurisdiction has been issued with respect to Holdings or any of the Designated Subsidiaries which would prevent or suspend the issuance or sale of the Securities or the issuance of the Warrant Shares upon exercise of the Warrants or the use of the Preliminary Offering Memorandum or the Offering Memorandum in any jurisdiction; and no action, suit or proceeding is pending against or, to the best knowledge of Holdings and each of the Designated Subsidiaries, threatened against or affecting Holdings or any of the Designated Subsidiaries before any court or arbitrator or any governmental agency, body or official, domestic or foreign, which could reasonably be expected to interfere with or adversely affect the issuance of the Securities or the issuance of the Warrant Shares upon exercise of the Warrants or in any manner draw into question the validity or enforceability of any of the Transaction Documents or any action taken or to be taken pursuant thereto; and neither Holdings nor any of the Designated Subsidiaries has received any requests by any securities authority in any jurisdiction for additional information to be included in the Preliminary Offering Memorandum and the Offering Memorandum.

            (t) Neither Holdings nor any of the Designated Subsidiaries is (i) in violation of its charter or by-laws, (ii) in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, other than any such default as would not, singularly or in the aggregate, be reasonably expected to have a Material Adverse Effect or (iii) in violation in any respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject, other than any such violation as would not, singularly or in the aggregate, be reasonably expected to have a Material Adverse Effect.

            (u) Holdings and each of the Designated Subsidiaries possess all licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate federal, state or foreign regulatory agencies or bodies which are necessary or, in the reasonable judgment of Holdings, desirable for the ownership of their respective properties or the conduct of their respective businesses, except where the failure to possess or make the same would not, singularly or in the aggregate, have a Material Adverse Effect, and neither Holdings nor any of the Designated Subsidiaries has received notification of any revocation or modification of any such license, certificate, authorization or permit or has any reason to believe that any such license, certificate, authorization or permit will not be renewed in the ordinary course.

            (v) Holdings and each of the Designated Subsidiaries have filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and have paid all taxes due thereon (other than those taxes being contested in good faith or those taxes currently payable without penalty or interest, in each case for which adequate reserves have been provided, and other than to the extent the failure to do so could not reasonably be expected to result in a Material Adverse Effect), and no tax deficiency has been determined adversely to Holdings or any of the Designated Subsidiaries which has had (nor does Holdings or any of the Designated Subsidiaries have any knowledge of any tax deficiency which, if determined adversely to Holdings or any of the Designated Subsidiaries, could reasonably be expected to have) a Material Adverse Effect.

            (w) None of Holdings or any of the Designated Subsidiaries is (i) an "investment company" or a company "controlled by" an investment company within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the rules and regulations of the Commission thereunder or (ii) a "holding company" or a "subsidiary company" of a holding company or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            (x) Holdings and each of the Designated Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (y) Holdings and each of the Designated Subsidiaries have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are, in the reasonable judgment of Holdings, adequate to protect Holdings and the Designated Subsidiaries and their respective businesses. None of Holdings or any of the Designated Subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance.

            (z) Holdings and each of the Designated Subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and the conduct of their respective businesses will not conflict in any respect with, and Holdings and the Designated Subsidiaries have not received any notice of any claim of conflict with, any such rights of others which conflict, singularly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

            (aa) Holdings and each of the Designated Subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property which are material to the business of Holdings and the Designated Subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except such as (i) do not materially interfere with the use made and proposed to be made of such property by Holdings and the Designated Subsidiaries, (ii) could not reasonably be expected to have a Material Adverse Effect, (iii) arise under the Credit Agreement or (iv) are permitted under the Indenture.

            (bb) No labor disturbance by or dispute with the employees of Holdings or any of the Designated Subsidiaries exists or, to the best knowledge of Holdings is contemplated or threatened.

            (cc) No "prohibited transaction" (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the "Code")) or "accumulated funding deficiency" (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan of Holdings or any of the Designated Subsidiaries which could reasonably be expected to have a Material Adverse Effect; each such employee benefit plan is in compliance in all material respects with applicable law, including ERISA and the Code; Holdings and each of the Designated Subsidiaries have not incurred and do not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan for which Holdings or any of the Designated Subsidiaries would have any liability; and each such pension plan that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification.

            (dd) There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission or other release of any kind of toxic or other wastes or other hazardous substances by, due to or caused by Holdings or any of the Designated Subsidiaries (or, to the best knowledge of Holdings, any other entity (including any predecessor) for whose acts or omissions Holdings or any of the Designated Subsidiaries is or could reasonably be expected to be liable) upon any of the property now or previously owned or leased by Holdings or any of the Designated Subsidiaries, or upon any other property, in violation of any statute or any ordinance, rule, regulation, order, judgment, decree or permit or which would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability that could not reasonably be expected to have, singularly or in the aggregate with all such violations and liabilities, a Material Adverse Effect; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which Holdings has knowledge, except for any such disposal, discharge, emission or other release of any kind which could not reasonably be expected to have, singularly or in the aggregate with all such discharges and other releases, a Material Adverse Effect.

            (ee) None of Holdings or, to the best knowledge of Holdings, any director, officer, agent, employee or other person associated with or acting on behalf of Holdings or any of the Designated Subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity;
      (ii) made any unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

            (ff) On and immediately after the Closing Date, Holdings and each of the Designated Subsidiaries (after giving effect to the issuance of the Securities and to the other transactions related thereto as described in the Offering Memorandum) will be Solvent. As used in this paragraph, the term "Solvent" means, with respect to a particular date, that on such date
      (i) the fair value and present fair saleable value the assets of Holdings or such Designated Subsidiaries, as the case may be, exceeds: (x) the total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of Holdings or such Designated Subsidiaries, as the case may be; and (y) the amount required to pay such liabilities as they become absolute and matured in the normal course of business; (ii) Holdings or such Designated Subsidiaries, as the case may be, has the ability to pay its debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) as they become absolute and matured in the normal course of business; and (iii) neither Holdings nor such Designated Subsidiaries, as the case may be, has an unreasonably small amount of capital with which to conduct its business after giving due consideration to the prevailing practice in the industry in which Holdings or such Designated Subsidiaries, as the case may be, is engaged. In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

            (gg) Except as described in the Offering Memorandum, or as contemplated by this Agreement there are no outstanding subscriptions, rights, warrants, calls or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity or other ownership interest in Holdings or any of the Designated Subsidiaries other than those provided in the Chamer Agreement.

            (hh) None of Holdings or any of the Designated Subsidiaries owns any "margin securities" as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), and none of the proceeds of the sale of the Securities will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Securities to be considered a "purpose credit" within the meanings of Regulation T, U or X of the Federal Reserve Board.

            (ii) None of Holdings or any of the Designated Subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against Holdings, the Designated Subsidiaries or the Initial Purchasers for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Securities or the issuance of the Warrant Shares upon exercise of the Warrants.

            (jj) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

            (kk) None of Holdings, any of the Designated Subsidiaries, any of their respective affiliates or any person (other than the Initial Purchasers or their affiliates) acting on its or their behalf has engaged or will engage in any directed selling efforts (as such term is defined in Regulation S under the Securities Act ("Regulation S")), and all such persons have complied and will comply with the offering restrictions requirement of Regulation S to the extent applicable.

            (ll) None of Holdings, any of the Designated Subsidiaries or any of their respective affiliates has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as such term is defined in the Securities Act), which is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

            (mm) None of Holdings, any of the Designated Subsidiaries or any of their respective affiliates or any other person acting on its or their behalf has engaged, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

            (nn) There are no securities of Holdings or the Designated Subsidiaries registered under the Exchange Act, or listed on a national securities exchange or quoted in a U.S. automated inter-dealer quotation system.

            (oo) None of Holdings or any of the Designated Subsidiaries has taken or will take, directly or indirectly, any action prohibited by Regulation M under the Exchange Act in connection with the offering of the Securities.

            (pp) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21 E of the Exchange Act) contained in the Preliminary Offering Memorandum or the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

            (qq) None of Holdings or any of the Designated Subsidiaries does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Florida Statutes Section 517.075.

            (rr) Holdings has conducted a complete systems assessment of the risk that the computer hardware and software used by Holdings and the Designated Subsidiaries may be unable to recognize and properly execute date-sensitive functions involving certain dates prior to and any dates after December 31, 1999 (the "Year 2000 Problem"), and have determined that such risk will be remedied by September 30, 1999 without material expense; and Holdings believes, after due inquiry, that each supplier, vendor, customer or financial service organization used or serviced by Holdings and the Designated Subsidiaries has remedied or will remedy on a timely basis the Year 2000 Problem, although the failure of any supplier, vendor, customer or financial service organization that has a material relationship with Holdings to remedy the Year 2000 Problem on a timely basis could have a Material Adverse Effect.

            (ss) Since the date as of which information is given in the Offering Memorandum, except as otherwise stated therein, (i) there has been no material adverse change or any development involving a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or management of Holdings and the Designated Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, (ii) Holdings and the Designated Subsidiaries, have not incurred any material liability or obligation, direct or contingent, other than in the ordinary course of business, (iii) Holdings and the Designated Subsidiaries, taken as a whole, have not entered into any material transaction other than in the ordinary course of business and
      (iv) there has not been any change in the capital stock or long-term debt of Holdings or any of the Designated Subsidiaries, or any dividend or distribution of any kind declared, paid or made by Holdings or any of the Designated Subsidiaries on any class of their respective capital stock.

            (tt) Except with respect to any matter that, singularly or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of Holdings or any of the Designated Subsidiaries (i) has failed to comply with any law, rule, regulation, code, ordinance, order, decree, judgment, injunction, notice or binding agreement issued, promulgated or entered into by any governmental authority (including but not limited to the FCC and the Alaskan Public Utilities Commission) relating in any way to the offering or provision of communications (collectively, "Communications Laws") or to obtain, maintain or comply with any permit, license or other approval required under any Communications Law, (ii) has become subject to any liability, contingent or otherwise (including any liability for damages, costs, fines, penalties or indemnities) directly or indirectly resulting from or based upon (w) the violation of any Communications Law, (x) the generation or use of communications, (y) exposure to communications or radio frequency emissions or (z) any contract, agreement or other consensual agreement pursuant to which liability is assumed or imposed with respect to any of the foregoing (collectively, "Communication Liabilities"), (iii) has received notice of any claim with respect to any Communication Liability or (iv) knows of any basis for any Communication Liability.

            2. Purchase and Resale of the Securities. (a) On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions set forth herein, Holdings agrees to issue and sell to each of the Initial Purchasers, severally and not jointly, and the Initial Purchasers, severally and not jointly agree to purchase from Holdings, the Securities set forth opposite the name of such Initial Purchaser on Schedule 1 hereto at a purchase price equal to 100% of the amount set forth on Schedule 1. Holdings and the Initial Purchasers agree to use the foregoing purchase prices set forth on Schedule 1 in determining the issue prices for U.S. federal income tax purposes. The Company shall not be obligated to deliver any of the Securities except upon payment for all of the Securities to be purchased as provided herein.

            (b) Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that (i) it is purchasing the Securities pursuant to a private sale exempt from registration under the Securities Act, (ii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act ("Regulation D") or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (iii) it has solicited and will solicit offers for the Securities only from, and has offered or sold and will offer, sell or deliver the Securities, as part of their initial offering, only (A) within the United States to persons whom it reasonably believes to be qualified institutional buyers ("Qualified Institutional Buyers"), as defined in Rule 144A under the Securities Act ("Rule 144A"), or if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to it that each such account is a Qualified Institutional Buyer to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A and in each case, in transactions in accordance with Rule 144A and
(B) outside the United States to persons other than U.S. persons in reliance on Regulation S.

            (c) In connection with any offer and sale of Securities in reliance on Regulation S, each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

            (i) the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act;

            (ii) such Initial Purchaser will offer and sell the Securities, (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, only in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act;

            (iii) none of such Initial Purchasers or any of their affiliates or any other person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and all such persons have complied and will comply with the offering restriction requirements of Regulation S;

            (iv) at or prior to the confirmation of sale of any Securities sold in reliance on Regulation S, it will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect with respect to the Debentures:

            "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities and the date of original issuance of the Securities, except in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act. Terms used above have the meanings given to them by Regulation S."; and

            to substantially the effect, with respect to the Warrants, of the legend contained on the form of the warrant certificate for the Warrants attached as an exhibit to the Warrant Agreement.

            (v) it has not and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Company.

Terms used in this Section 2(c) have the meanings given to them by Regulation S.

            (d) Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that (i) it has not offered or sold and prior to the date six months after the Closing Date will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 and the Public Offers of Securities Regulations 1995 with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

            (e) Each Initial Purchaser, severally and not jointly, agrees that, prior to or simultaneously with the confirmation of sale by such Initial Purchaser to any purchaser of any of the Securities purchased by such Initial Purchaser from Holdings pursuant hereto, such Initial Purchaser shall furnish to that purchaser a copy of the Offering Memorandum (and any amendment or supplement thereto that Holdings shall have furnished to such Initial Purchaser prior to the date of such confirmation of sale). In addition to the foregoing, each Initial Purchaser acknowledges and agrees that Holdings and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 5(d) and 5(e), counsel for Holdings and for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers and their compliance with their agreements contained in this Section 2, and each Initial Purchaser hereby consents to such reliance.

            (f) Holdings and each of the Designated Subsidiaries acknowledges and agrees that the Initial Purchasers may sell Securities to any affiliate of an Initial Purchaser and that any such affiliate may sell Securities purchased by it to an Initial Purchaser.

            (g) Each Initial Purchaser hereby acknowledges and agrees that nothing contained in this Agreement shall impose any obligation on Holdings to provide any Initial Purchaser, or any other purchaser of Securities, with an offering memorandum or similar document containing the information which would be required to be provided to a prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

            (h) Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that (i) the Securities are being acquired in the ordinary course of business, (ii) such Initial Purchaser has no arrangement or understanding with any person to participate in the distribution of the Securities within the meaning of the Securities Act and (iii) such Initial Purchaser is not an affiliate of Holdings or, if it is an affiliate, such Initial Purchaser will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

            3. Delivery of and Payment for the Securities. (a) Delivery of and payment for the Securities shall be made at the offices of Wachtell, Lipton, Rosen & Katz, New York, New York, or at such other place as shall be agreed upon by the Initial Purchasers and Holdings, at 10:00 a.m., New York City time, on May 14, 1999, or at such other time or date, not later than seven full business days thereafter, as shall be agreed upon by the Initial Purchasers and Holdings (such date and time of payment and delivery being referred to herein as the "Closing Date").

            (b) On the Closing Date, payment of the purchase price for the Securities shall be made to Holdings by wire or book-entry transfer of same-day funds to such account or accounts as Holdings shall specify prior to the Closing Date or by such other means as the parties hereto shall agree prior to the Closing Date against delivery to the Initial Purchasers of the certificates evidencing the Securities. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of the Initial Purchasers hereunder. Upon delivery, the Securities shall be in global form, registered in such names and in such denominations as the Initial Purchasers shall have requested in writing not less than two full business days prior to the Closing Date. Holdings agrees to make one or more global certificates evidencing the Securities available for inspection by the Initial Purchasers in New York, New York at least 24 hours prior to the Closing Date.

            4. Further Agreements of Holdings. Holdings agrees with each of the several Initial Purchasers:

            (a) at all times prior to completion of the resale of the Securities by the Initial Purchasers, to advise the Initial Purchasers promptly and, if reasonably requested, confirm such advice in writing, of the happening of any event which makes any statement of a material fact made in the Offering Memorandum untrue or which requires the making of any additions to or changes in the Offering Memorandum (as amended or supplemented from time to time) in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; to advise the Initial Purchasers promptly of any order preventing or suspending the use of the Preliminary Offering Memorandum or the Offering Memorandum, of any suspension of the qualification of the Securities for offering or sale in any jurisdiction and of the initiation or threatening of any proceeding for any such purpose; and to use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of the Preliminary Offering Memorandum or the Offering Memorandum or suspending any such qualification and, if any such suspension is issued, to use its reasonable best efforts to obtain the lifting thereof at the earliest possible time;

            (b) to furnish promptly to each of the Initial Purchasers and counsel for the Initial Purchasers, without charge, as many copies of the Preliminary Offering Memorandum and the Offering Memorandum (and any amendments or supplements thereto) as may be reasonably requested;

            (c) prior to making any amendment or supplement to the Offering Memorandum, to furnish a copy thereof to each of the Initial Purchasers and counsel for the Initial Purchasers and not to effect any such amendment or supplement to which the Initial Purchasers shall reasonably object by notice to Holdings after a reasonable period to review;

            (d) until such time as Holdings becomes subject to Section 13 or 15(d) of the Exchange Act, to furnish to the Initial Purchasers copies of any annual reports, quarterly reports and current reports filed by the Company or Holdings with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by the Company or Holdings to the Trustee or to the holders of the Securities pursuant to the Indenture or the Exchange Act or any rule or regulation of the Commission thereunder. In addition, so long as DLJ Investment Partners, Inc. and its Affiliates hold Securities, Holdings shall furnish DLJ Investment Partners, Inc. and its Affiliates with financial information on a monthly basis each of DLJ Investment

      Partners, Inc. and its Affiliates agree to maintain the confidentiality of such information, except that such information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Transaction Document or the enforcement of rights hereunder or thereunder, (e) with the consent of Holdings or (f) to the extent such information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to DLJ Investment Partners, Inc. or its Affiliates on a nonconfidential basis from a source other than Holdings or any Designated Subsidiary.

            (e) to promptly take from time to time such actions as the Initial Purchasers may reasonably request to qualify the Securities for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may designate and to continue such qualifications in effect for so long as required for the resale of the Securities; and to arrange for the determination of the eligibility for investment of the Securities under the laws of such jurisdictions as the Initial Purchasers may reasonably request; provided that Holdings shall not be obligated to qualify as foreign corporations in any jurisdiction in which it is not so qualified or to file a general consent to service of process in any jurisdiction;

            (f) provide such assistance as the Initial Purchasers may reasonably request in arranging for the Securities to be designated Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") Market securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. ("NASD") relating to trading in the PORTAL Market and for the Securities to be eligible for clearance and settlement through The Depository Trust Company ("DTC");

            (g) not to, and to cause its affiliates not to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as such term is defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require registration of the Securities under the Securities Act;

            (h) except following the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, not to, and to cause its affiliates not to, authorize or knowingly permit any person acting on their behalf to, solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising within the meaning of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and not to offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act to cease to be applicable to the offering and sale of the Securities as contemplated by this Agreement;

            (i) for a period of 90 days from the date of the Offering Memorandum, not to offer for sale, sell, contract to sell or otherwise dispose of, directly or indirectly, or file a registration statement for, or announce any offer, sale, contract for sale of or other disposition of any debt securities issued or guaranteed by Holdings (other than the Debentures, the Exchange Debentures and the Senior Subordinated Notes (and any notes exchanged therefor pursuant to the Senior Subordinated Registration Rights Agreement)) without the prior written consent of the Initial Purchasers;

            (j) during the period from the Closing Date until two years after the Closing Date, without the prior written consent of the Initial Purchasers, not to, and not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been reacquired by them, except for Securities purchased by Holdings or any of its affiliates and resold in a transaction registered under the Securities Act;

            (k) not to, for so long as the Securities are outstanding, be or become, or be or become owned by, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under
      Section 8 of the Investment Company Act, and to not be or become, or be or become owned by, a closed-end investment company required to be registered, but not registered thereunder;

            (l) to furnish to each of the Initial Purchasers on the date hereof a copy of each of the independent accountants' reports included in the Offering Memorandum signed by the accountants rendering such report;

            (m) to do and perform all things required to be done and performed by it under this Agreement that are within its control prior to or after the Closing Date, and to use its best efforts to satisfy all conditions precedent on its part to the delivery of the Securities;

            (n) not to take any action prior to the execution and delivery of the Indenture which, if taken after such execution and delivery, would have violated any of the covenants contained in the Indenture;

            (o) prior to the Closing Date, not to issue any press release or other communication directly or indirectly or hold any press conference with respect to the condition, financial or otherwise, or earnings, business affairs or business prospects of Holdings or the Designated Subsidiaries, as the case may be (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of Holdings or the Designated Subsidiaries, as the case may be, and of which the Initial Purchasers are notified), without the prior written consent of the Initial Purchasers, unless in the judgment of Holdings or the Designated Subsidiaries and their counsel, and after notification to the Initial Purchasers, such press release or communication is required by law; and

            (p) to apply the net proceeds from the sale of the Securities as set forth in the Offering Memorandum under the heading "Use of Proceeds".

            5. Conditions of Initial Purchasers' Obligations. The obligations of the several Initial Purchasers hereunder are subject to the accuracy, on and as of the date hereof and the Closing Date, of the representations and warranties of Holdings contained herein, to the accuracy of the statements of Holdings and its officers made in any certificates delivered pursuant hereto, to the performance by Holdings of its respective obligations hereunder, and to each of the following additional terms and conditions:

            (a) The Offering Memorandum (and any amendments or supplements thereto) shall have been printed and copies distributed to the Initial Purchasers as promptly as practicable on or following the date of this Agreement or at such other date and time as to which Holdings and the Initial Purchasers may agree; and no stop order suspending the sale of the Securities in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

            (b) All corporate proceedings and other legal matters incident to the authorization, form and validity of each of the Transaction Documents and all other legal matters relating to the Transaction Documents and the transactions contemplated thereby, shall be reasonably satisfactory in all material respects to the Initial Purchasers, and Holdings shall have furnished to the Initial Purchasers all documents and information that they or their counsel may reasonably request to enable them to pass upon such matters.

            (c) Wachtell, Lipton, Rosen & Katz shall have furnished to the Initial Purchasers their written opinion, as counsel for Holdings and the Acquiring Subsidiaries, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, substantially to the effect set forth in Annex B-1 hereto. Birch, Horton, Bittner & Cherot shall have furnished to the Initial Purchasers their written opinion, as counsel for PTI and ATU, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, substantially to the effect set forth in Annex B-2 hereto. Hogan & Hartson, L.L.P. shall have furnished to the Initial Purchasers their written opinion, as special FCC counsel for Holdings and the Designated Subsidiaries, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, substantially to the effect set forth in Annex B-3 hereto.

            (d) Fox, Paine & Company, LLC, its affiliates, members of the Company's management and certain equity co-investors shall have purchased for cash, Holdings Common Stock of not less than $120.0 million, of which at least $100.0 million of such Holdings Common Stock shall have been purchased by Fox, Paine & Company, LLC, its affiliates and members of the Company's management. The terms and conditions of the Senior Subordinated Notes shall be reasonably satisfactory in all respects to the Initial Purchasers. Holdings, PTI, ATU and each of their respective subsidiaries (the "Credit Group") shall have no indebtedness for borrowed money other than borrowings pursuant to the Credit Agreement, the Debentures and other limited indebtedness agreed upon by the Initial Purchasers, including up to $7.5 million of capital leases. The corporate tax, capital and ownership structure (including certificates or articles of incorporation and by-laws), shareholders agreements and management of each member of the Credit Group after the transactions contemplated by the PTI Agreement and the ATU Purchase Agreement and related transactions shall be satisfactory to the Initial Purchasers in all material respects;

            (e) The Initial Purchasers shall have received a consolidated pro forma balance sheet of the Credit Group as of March 31, 1999, giving effect to the Transaction and reflecting transaction related accounting adjustments, and consolidated financial statements as are customarily required for a public sale of securities of the Credit Group, prepared by independent public accountants of recognized national standing in conformity with GAAP;

            (f) All loan documentation and other documentation relating to the Credit Agreement and the Senior Subordinated Notes shall be in form and substance reasonably satisfactory to the Initial Purchasers and its counsel and in compliance with all applicable laws and regulations;

            (g) The Initial Purchasers shall not have discovered or otherwise become aware of any information not previously disclosed to it that it reasonably believes to be inconsistent in a material and adverse manner with its understanding, based on the information provided to it prior to the date hereof, of the business, assets, results of operations, properties or condition (financial or otherwise) of ATU or PTI and their respective subsidiaries, taken as a whole, since December 31, 1998;

            (h) The Initial Purchasers shall have received for each of ATU and PTI; (1) audited financial statements for the number of fiscal years that would be required for registration under the Securities Act of 1933, as amended, (2) independent solvency letters dated as of the Closing Date, addressed to the Initial Purchasers, and (3) environmental assessments in each case, in form and substance reasonably satisfactory to Initial Purchasers;

            (i) All fees and expenses due to the Initial Purchasers in connection with the execution and funding of the Initial Purchasers' purchase of the Securities shall have been paid in full;

            (j) The consolidated revenues and EBITDA of the Company and its subsidiaries for the twelve month period ending on the latest quarter ended prior to the date of the consummation of the acquisition of PTI and ATU by the Company shall equal or exceed such revenues and EBITDA for the twelve month period ending at the end of the same quarter of the prior fiscal year;

            (k) Holdings shall have furnished to the Initial Purchasers:

                  (i) a letter (the "D&T Initial Letter") of Deloitte & Touche,
            LLP, addressed to the Initial Purchasers and dated the date hereof, in form and substance reasonably satisfactory to the Initial Purchasers, substantially to the effect set forth in Annex C-1 hereto;

                  (ii) a letter (the "KPMG (Shreveport) Initial Letter") of KPMG
            LLP, addressed to the Initial Purchasers and dated the date hereof, in form and substance reasonably satisfactory to the Initial Purchasers, substantially to the effect set forth in Annex C-2 hereto; and

                  (iii) a letter (the "KPMG (Anchorage) Initial Letter") of KPMG
            LLP, addressed to the Initial Purchasers and dated the date hereof, in form and substance reasonably satisfactory to the Initial Purchasers, substantially to the effect set forth in Annex C-3 hereto.

            (l) Holdings shall have furnished to the Initial Purchasers:

                  (i) a letter (the "D&T Bring-Down Letter") of Deloitte &
            Touche, LLP, addressed to the Initial Purchasers and dated the Closing Date (A) confirming that they are independent public accountants with respect to (1) the Company, (2) PTI as of December 31, 1997 and for the year ended December 31, 1996, the eleven months ended November 30, 1997 and the one month ended December 31, 1997 and (3) Telephone Fund of Fairbanks Municipal Utilities Services (the "Fund") as of and for the period ending October 6, 1997 and for the year ended December 31, 1996, in each case within the meaning of Rule 101 of the Code of Professional Conduct of the AICPA and the interpretations and rulings thereunder, (B) stating, as of the Closing Date (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than three business days prior to the Closing Date), that the conclusions and findings of such accountants with respect to the financial information and other matters relating to the Company covered by the D&T Initial Letter are accurate and (C) confirming in all material respects the conclusions and findings set forth in the D&T Initial Letter;

                  (ii) a letter (the "KPMG (Shreveport) Bring-Down Letter") of
            KPMG LLP, addressed to the Initial Purchasers and dated the Closing Date (A) confirming that they are independent public accountants with respect to PTI as of December 31, 1998 and for the year then ended within the meaning of Rule 101 of the Code of Professional Conduct of the AICPA and the interpretations and rulings thereunder,
            (B) stating, as of the Closing Date (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than three business days prior to the Closing Date), that the conclusions and findings of such accountants with respect to the financial information and other matters covered by the KPMG (Shreveport) Initial Letter are accurate and (C) confirming in all material respects the conclusions and findings set forth in the KPMG (Shreveport) Initial Letter; and

                  (iii) a letter (the "KPMG (Anchorage) Bring-Down Letter") of
            KPMG LLP, addressed to the Initial Purchasers and dated the Closing Date (A) confirming that they are independent public accountants with respect to ATU as of December 31, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1998 within the meaning of Rule 101 of the Code of Professional Conduct of the AICPA and the interpretations and rulings thereunder, (B) stating, as of the Closing Date (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than three business days prior to the Closing
            Date), that the conclusions and findings of such accountants with respect to the financial information and other matters covered by the KPMG (Anchorage) Initial Letter are accurate and (C) confirming in all material respects the conclusions and findings set forth in the KPMG (Anchorage) Initial Letter.

            (m) The representations and warranties of Holdings contained herein shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on the Closing Date. Holdings shall have furnished to the Initial Purchasers a certificate, dated the Closing Date, of Holdings' Chief Executive Officer and Chief Financial Officer stating that (i) such officers have carefully examined the Offering Memorandum,
      (ii) in their opinion, the Offering Memorandum, as of its date, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and since the date of the Offering Memorandum, no event has occurred which should have been set forth in a supplement or amendment to the Offering Memorandum so that the Offering Memorandum (as so amended or supplemented) would not include any untrue statement of a material fact and would not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) as of the Closing Date, the representations and warranties of Holdings in this Agreement are true and correct in all material respects as though such representations and warranties are made as of the Closing Date, with the same effect as if made on the Closing Date, Holdings complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder on or prior to the Closing Date and (iv) subsequent to the date of the most recent financial statements contained in the Offering Memorandum, there has been no material adverse change in the financial position or results of operations of Holdings and the Designated Subsidiaries, taken as a whole, or any material change, or any material development, in or affecting the condition (financial or otherwise), results of operations or business of Holdings and the Designated Subsidiaries, taken as a whole.

            (n) The Initial Purchasers shall have received a counterpart of the Registration Rights Agreement which shall have been executed and delivered by a duly authorized officer of Holdings.

            (o) The Indenture shall have been duly executed and delivered by Holdings and the Trustee, and the Debentures shall have been duly executed and delivered by Holdings and duly authenticated by the Trustee.

            (p) The Warrant Agreement and the Warrants shall each have been duly executed and delivered by Holdings.

            (q) The Stockholders' Agreement shall have been duly executed and delivered by Holdings and each of the other parties thereto.

            (r) Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Offering Memorandum (exclusive of any amendment or supplement thereto), there shall not have been any change in the capital stock or long-term debt or any change, or any development involving a change, in or affecting the condition (financial or otherwise), results of operations or business of Holdings and the Designated Subsidiaries taken as a whole, the effect of which, in any such case described above, is, in the judgment of the Initial Purchasers, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement.

            (s) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Securities.

            (t) Substantially simultaneously with the sale of the Securities hereunder, the acquisitions of PTI and ATU shall have been consummated on the terms described in the Offering Memorandum and the Credit Agreement shall have been executed and delivered and the initial borrowings thereunder shall have been made and the Senior Subordinated Notes shall have been issued. All conditions precedent to the consummation of the acquisitions of PTI and ATU, other than the payment of the consideration therefore, shall have been satisfied or waived (any such waiver only with the prior written consent of the Initial Purchasers), prior to or on the Closing Date.

            All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

            6. Termination. The obligations of the Initial Purchasers hereunder may be terminated by the Initial Purchasers, in their absolute discretion, by notice given to and received by Holdings prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Section 5(g), (r), (s) or (t) shall have occurred and be continuing.

            7. Reimbursement of Initial Purchasers' Expenses. If (a) this Agreement shall have been terminated pursuant to Section 6, (b) Holdings shall fail to tender the Securities for delivery to the Initial Purchasers for any reason permitted under this Agreement or (c) the Initial Purchasers shall decline to purchase the Securities for any reason permitted under this Agreement, Holdings shall reimburse the Initial Purchasers for such out-of-pocket expenses (including reasonable fees and disbursements of counsel) as shall have been reasonably incurred by the Initial Purchasers in connection with this Agreement and the proposed purchase and resale of the Securities.

            8. Indemnification. (a) Holdings shall indemnify and hold harmless each Initial Purchaser, its affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 8(a) and Section 9 as an "Initial Purchaser"), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, without limitation, any loss, claim, damage, liability or action relating to purchases and sales of the Securities), to which that Initial Purchaser may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum or in any amendment or supplement thereto or in any information provided by Holdings pursuant to

Section 4(e) or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each Initial Purchaser promptly upon demand for any legal or other expenses reasonably incurred by that Initial Purchaser in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that Holdings shall not be liable in any such case to any Initial Purchaser to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with any Senior Subordinated Notes Purchasers' Information furnished by that Senior Subordinated Notes Purchaser; and provided, further, that with respect to any such untrue statement in or omission from the Preliminary Offering Memorandum, the indemnity agreement contained in this
Section 8(a) shall not inure to the benefit of any Initial Purchaser to the extent that the sale to the person asserting any such loss, claim, damage, liability or action was an initial resale by such Initial Purchaser and any such loss, claim, damage, liability or action of or with respect to such Initial Purchaser results from the fact that both (i) a copy of the Offering Memorandum was not sent or given to such person at or prior to the written confirmation of the sale of such Securities to such person and (ii) the untrue statement in or omission from the Preliminary Offering Memorandum was corrected in the Offering Memorandum unless, in either case, such failure to deliver the Offering Memorandum was a result of non-compliance by Holdings with Section 4(b).

            (b) [Intentionally Omitted].

            (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party pursuant to Section 8(a), notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 or otherwise except to the extent that it has been materially prejudiced by such failure. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 9 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that an indemnified party shall have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel for the indemnified party will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based upon advice of counsel to the indemnified party) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party,
(iii) a conflict or potential conflict exists (based upon advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm of attorneys (in addition to any local counsel) at any one time for all such indemnified party or parties. Each indemnified party, as a condition of the indemnity agreements contained in Sections 8(a), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

            The obligations of Holdings and the Initial Purchasers in this
Section 8 and in Section 9 are in addition to any other liability that Holdings, or the Initial Purchasers, as the case may be, may otherwise have, including in respect of any breaches of representations, warranties and agreements made herein by any such party.

            9. Contribution. If the indemnification provided for in Section 8 is unavailable or insufficient to hold harmless an indemnified party under Section 8(a), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as is appropriate to reflect the relative fault of Holdings on the one hand and the Initial Purchasers on the other with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to Holdings or information supplied by Holdings on the one hand or to any information provided by the Initial Purchasers on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. Holdings and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 9 were to be determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 9 shall be deemed to include, for purposes of this Section 9, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            The Initial Purchasers' obligations to contribute as provided in this Section 9 are several in proportion to their respective purchase obligations and not joint.

            10. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, Holdings and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only Holdings and the Initial Purchasers and in
Section 4(e) with respect to holders and prospective purchasers of the Securities. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 10, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

            11. Expenses. Holdings agrees with the Initial Purchasers to pay (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (b) the costs incident to the preparation, printing and distribution of the Preliminary Offering Memorandum, the Offering Memorandum and any amendments or supplements thereto; (c) the costs of reproducing and distributing each of the Transaction Documents; (d) the costs incident to the preparation, printing and delivery of the certificates evidencing the Securities, including stamp duties and transfer taxes, if any, payable upon issuance of the Securities; (e) the fees and expenses of Holding's and the Company's counsel and independent accountants; (f) the fees and expenses of qualifying the Securities under the securities laws of the several jurisdictions as provided in Section 4(g) and of preparing, printing and distributing Blue Sky Memoranda (including reasonable fees and expenses of counsel for the Initial Purchasers); (g) any fees charged by rating agencies for rating the Securities; (h) the fees and expenses of the Trustee and any paying agent (including reasonable fees and expenses of any counsel to such parties);
(i) all expenses and application fees incurred in connection with the application for the inclusion of the Securities on the PORTAL Market and the approval of the Securities for book-entry transfer by DTC; (j) the fees and expenses of the Initial Purchasers in connection with the purchase of the Securities (including reasonable fees and expenses of Cahill Gordon & Reindel, as counsel) and (k) all other costs and expenses incident to the performance of the obligations of Holdings under this Agreement which are not otherwise specifically provided for in this Section 11.

            12. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of Holdings and the Initial Purchasers contained in this Agreement or made by or on behalf of Holdings or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any of them or any of their respective affiliates, officers, directors, employees, representatives, agents or controlling persons.

            13. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

            (a) if to the Initial Purchasers, shall be delivered or sent by mail or telecopy transmission to DLJ Investment Partners, Inc., 277 Park Avenue, New York, New York 10172, Attention: Doug Ladden (telecopier no.: (212) 892-7272); or

            (b) if to Holdings, shall be delivered or sent by mail or telecopy transmission to 510 L. Street, Suite 500, Anchorage, Alaska 99501, Attention:
Michael E. Holmstrom (telecopier no.: (907) 297-3050).

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

            14. Definition of Terms. For purposes of this Agreement, (a) the term "business day" means any day on which the New York Stock Exchange, Inc. is open for trading, (b) the term "subsidiary" has the meaning set forth in Rule 405 under the Securities

Act and (c) except where otherwise expressly provided, the term "affiliate" has the meaning set forth in Rule 405 under the Securities Act.

            15. Senior Subordinated Notes Purchasers' and Initial Purchasers' Information. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Senior Subordinated Notes Purchasers' Information consists solely of the following information in the Preliminary Offering Memorandum and the Offering Memorandum: the statements concerning the Senior Subordinated Notes Purchasers contained in the third, fifth (but only the third sentence thereof), sixth, ninth, tenth (but only the third and fourth sentences thereof) and eleventh paragraphs under the heading "Plan of Distribution". The parties hereto further acknowledge and agree that, for all purposes of this Agreement, the Initial Purchasers have provided no information in the Preliminary Offering Memorandum and the Offering Memorandum.

            16. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

            17. Counterparts. This Agreement may be executed in one or more counterparts (which may include counterparts delivered by telecopier) and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

            18. Amendments. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

            19. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

            If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement between Holdings and the Initial Purchasers in accordance with its terms.

                                     Very truly yours,

                                     ALEC HOLDINGS, INC.,


                                     By: /s/ Michael E. Holmstrom
                                         --------------------------------------
                                         Name: Michael E. Holmstrom
                                         Title: Senior Vice President and
                                                Chief Financial Officer

Accepted:

DLJ INVESTMENT PARTNERS, L.P.,

By:  DLJ INVESTMENT PARTNERS, INC.
       General Partner


By: /s/ Ivy Dodes
    ----------------------------------
    Name:  Ivy Dodes
    Title: Vice President

Accepted:

DLJ INVESTMENT FUNDING, INC.

By: /s/ Ivy Dodes
    ----------------------------------
    Name:  Ivy Dodes
    Title: Vice President

Accepted:

DLJ ESC, L.P.,


By: DLJ LBO PLANS MANAGEMENT CORPORATION,
      its General Partner


By: /s/ Ivy Dodes
    ----------------------------------
    Name:  Ivy Dodes
    Title: Vice President

                                                                      SCHEDULE 1

                                       Principal Amount of Debentures
                                       ------------------------------

Initial Purchaser
-----------------

DLJ Investment Partners, L.P.          $37,921,968.99 (Purchase Price of
                                       Debentures: $16,089,695.97)

                                                   Warrants
                                                   --------

                                       669,302 Warrants, par value $0.01 per
                                       share of Holdings (Purchase Price per
                                       Warrant: $6.14), representing 669,302
                                       Warrant Shares.


                                       Principal Amount of Debentures
                                       ------------------------------

DLJ Investment Funding, Inc.           $5,403,880.58 (Purchase Price of
                                       Debentures: $2,292,781.67)

                                                   Warrants
                                                   --------

                                       95,375 Warrants, par value $0.01 per
                                       share of Holdings (Purchase Price per
                                       Warrant: $6.14), representing 95,375
                                       Warrant Shares.

                                       Principal Amount of Debentures
                                       ------------------------------

DLJ ESC II, L.P.                       $3,602,587.06 (Purchase Price of
                                       Debentures: $1,528,521.12)

                                                   Warrants
                                                   --------

                                       63,584 Warrants, par value $0.01 per
                                       share of Holdings (Purchase Price per
                                       Warrant: $6.14), representing 63,584
                                       Warrant Shares.


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